Filed Pursuant to Rule 433
Registration No. 333−136666
July 13, 2007

New Issue	STRUCTURED EQUITY PRODUCTS Indicative Terms

THE BEAR STEARNS COMPANIES INC. INVESTMENT HIGHLIGHTS

Reverse Convertible Note Securities
•  6-month term to maturity
•  Note offering linked to the common stock of Merrill Lynch & Co., Inc., Lehman Brothers Holdings Inc. or The Goldman Sachs Group, Inc. (each, a “Reference Asset”), based on which Reference Asset has the greatest price decline percentage.
•  The Notes pay a fixed rate coupon of [16.0-18.0]% per annum, payable as a single cash payment at maturity equal to one-half of the Coupon Rate times the principal amount of the Notes. Interest will be computed using a 360-day year of twelve 30-day months, unadjusted.
•  The Notes are a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody’s / A+ by S&P).
•  Issue price for the Note offering: [100]% of principal amount ($1,000). However, investors who purchase an aggregate principal amount of at least $1,000,000 of this Note offering will be entitled to purchase each Note for 99.50% of the principal amount.
•  The Notes are not principal protected if: (i) the Closing Price of any of the Reference Assets ever falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of any of the Reference Assets is less than the Initial Level of such Reference Asset. In such event, the payment of principal on the Notes will be linked to the performance of the Reference Asset with the greatest price decline percentage.
•  The Notes do not participate in the upside of any of the Reference Assets. Even if the Final Level of each of the Reference Assets exceeds the Initial Level of such Reference Asset, your return will not exceed the principal amount invested plus the coupon payment.

Reference Assets	Symbols	Term to Maturity	Coupon Rate, per annum	Contingent Protection Percentage	Initial Public Offering Price[1]
Merrill Lynch & Co., Inc. Lehman Brothers Holdings Inc. The Goldman Sachs Group, Inc.	MER LEH GS	6-month	[16.0-18.0]%	[80]%	[100]%
BEAR, STEARNS & CO. INC. STRUCTURED PRODUCTS GROUP (212) 272-6928
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

______________________

1 Investors who purchase an aggregate principal amount of at least $1,000,000 of this Note offering will be entitled to purchase each Note for 99.50% of the principal amount.

STRUCTURED PRODUCTS GROUP

GENERAL TERMS FOR THE NOTE OFFERING
This free writing prospectus relates to the offering of Notes linked to the common stock of Merrill Lynch & Co., Inc., Lehman Brothers Holdings Inc. or The Goldman Sachs Group, Inc. We reserve the right to withdraw, cancel or modify the offering and to reject orders in whole or in part. Although the Note offering relates to the Reference Assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to such Reference Assets or as to the suitability of an investment in the Note. Defined terms not defined herein shall have the same meaning as in the Prospectus Supplement discussed below.

ISSUER:	The Bear Stearns Companies Inc.
ISSUER’S RATING:	A1 / A+ (Moody’s / S&P).
PRINCIPAL AMOUNT OF OFFERING:	[●]
DENOMINATIONS:	$1,000 per Note and $1,000 multiples thereafter.
REFERENCE ASSETS:
The common stock of (1) Merrill Lynch & Co., Inc., traded on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “MER”, (2) Lehman Brothers Holdings Inc., traded on the NYSE under the symbol “LEH”, or (3) The Goldman Sachs Group, Inc., traded on the NYSE under the symbol “GS”.

SELLING PERIOD ENDS:	July [●], 2007.
PRICING DATE:	July [●], 2007.
SETTLEMENT DATE:	July [●], 2007.
CALCULATION DATE:	January [●], 2008.
MATURITY DATE:	January [●], 2008.
COUPON RATE (PER ANNUM):
[16.0-18.0]% per annum, payable as a single cash payment of [8.0-9.0]% at maturity (equal to one-half of the Coupon Rate times par). Interest will be computed using a 360-day year of twelve 30-day months, unadjusted.

CONTINGENT PROTECTION PERCENTAGE:	[80.00]%.
CONTINGENT PROTECTION LEVEL:	For each Reference Asset, [●] (Contingent Protection Percentage x the applicable Initial Level).
AGENT’S DISCOUNT:	[●]% , to be disclosed in the final pricing supplement.
CASH SETTLEMENT VALUE:
We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of each of the Reference Assets never falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of each of the Reference Assets is equal to or greater than the Initial Level of such Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by a percentage equal to the price decline percentage of the Reference Asset having the greatest price decline percentage: (i) the Closing Price of any of the Reference Assets ever falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of any of the Reference Assets is less than the Initial Level of such Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you a number of shares of the Reference Asset with the greatest price decline percentage equal to the applicable Exchange Ratio for such Reference Asset, plus the applicable Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by a percentage equal to the price decline percentage of the Reference Asset having the greatest price decline percentage. It is our intent to physically deliver the appropriate Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

INTEREST PAYMENT DATE:	The Maturity Date.
INITIAL LEVEL:	For each Reference Asset, the Closing Price of such Reference Asset on the Pricing Date.
FINAL LEVEL:	For each Reference Asset, the Closing Price of such Reference Asset on the Calculation Date.
EXCHANGE RATIO:	For each Reference Asset, the Exchange Ratio will equal $1,000 divided by the applicable Initial Level (rounded down to the nearest whole number, with fractional shares to be paid in cash).
FRACTIONAL SHARE CASH AMOUNT:
For the applicable Reference Asset, an amount in cash per Note equal to the applicable Final Level of such Reference Asset multiplied by the difference between (x) $1,000 divided by the applicable Initial Level (rounded to the nearest three decimal places), and (y) the applicable Exchange Ratio.

CUSIP:	[073902MC9].
LISTING:	The Notes will not be listed on any U.S. securities exchange or quotation system.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

ADDITIONAL TERMS SPECIFIC TO THE NOTES
You should read this document together with the prospectus, dated August 16, 2006 (the “Prospectus”), as supplemented by the prospectus supplement, dated August 16, 2006 (the “Prospectus Supplement”). You should carefully consider, among other things, the matters set forth in “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the Prospectus Supplement, as the Note involves risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Note. The Prospectus and Prospectus Supplement may be accessed on the SEC Web site at www.sec.gov as follows:

•	Prospectus Supplement, dated August 16, 2006:
http://www.sec.gov/Archives/edgar/data/777001/000104746906011011/a2172742z424b5.htm

•	Prospectus, dated August 16, 2006:
http://www.sec.gov/Archives/edgar/data/777001/000104746906011007/a2172711zs-3asr.htm

SELECTED RISK CONSIDERATIONS
The following highlights some, but not all, of the risk considerations relevant to investing in the Notes. The following must be read in conjunction with the sections “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset,” beginning on pages S-7 and S-14, respectively, in the Prospectus Supplement.

•
Suitability of Notes for Investment — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in the Prospectus Supplement. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

•
Not Principal Protected —The Notes are not principal protected. If both of the following are true, the amount of principal you receive at maturity will be reduced by a percentage equal to the price decline percentage of the Reference Asset having the greatest price decline percentage: (i) the Closing Price of any of the Reference Assets ever falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of any of the Reference Assets is less than the Initial Level of such Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you a number of shares of the Reference Asset with the greatest price decline percentage equal to the applicable Exchange Ratio for such Reference Asset, plus the applicable Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by a percentage equal to the price decline percentage of the Reference Asset with the greatest price decline percentage.

•
Return Limited to Coupon — Your return is limited to the principal amount you invested plus the coupon payments. You will not participate in any appreciation in the value of any of the Reference Assets.

•
No Secondary Market — Because the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for the Notes on request. However, there can be no guarantee that bids for the outstanding Notes will be made in the future; nor can the prices of any such bids be predicted.

•
No Interest, Dividend or Other Payments — You will not receive any interest or dividend payments or other distributions on the stocks comprising the Reference Assets; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

•
Taxes — We intend to treat the Notes as a put option written by you in respect of the Reference Assets and a deposit with us of cash in an amount equal to the issue price of the Note to secure your potential obligation under the put option, and we intend to treat the deposit as a short-term obligation for U.S. federal income tax purposes. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. Howver, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

•
The Notes Are Subject to Equity Market Risks— The Notes involve exposure to price movements in the equity securities to which they are respectively linked. Equity securities price movements are difficult to predict, and equity securities may be subject to volatile increases or decreases in value.

•
The Notes May be Affected by Certain Corporate Events and You Will Have Limited Antidilution Protection — Following certain corporate events relating to one or more of the underlying Reference Assets (where the underlying company is not the surviving entity), you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock. The Calculation Agent for the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the applicable Reference Asset, the applicable Contingent Protection Level, the Contingent Protection Percentage and the applicable Exchange Ratio for certain events affecting such Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company. However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect such Reference Asset. If an event occurs that is perceived by the market to dilute the applicable Reference Asset but that does not require the Calculation Agent to adjust the amount of such Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

INTEREST AND PAYMENT AT MATURITY

Interest. The interest rate for the Notes is designated on the cover of this free-writing prospectus. The interest paid will include interest accrued from the Original Issue Date to, but excluding, the Maturity Date. Interest will be payable to the person to whom principal is payable. Interest will be computed using a 360-day year of twelve 30-day months, unadjusted.

Payment at Maturity. We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of each of the Reference Assets never falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of each of the Reference Assets is equal to or greater than the Initial Level of such Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by a percentage equal to the price decline percentage of the Reference Asset having the greatest price decline percentage: (i) the Closing Price of any of the Reference Assets ever falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of any of the Reference Assets is less than the Initial Level of such Reference Asset.

In that event, we, at our option, will either: (i) physically deliver to you a number of shares of the Reference Asset with the greatest price decline percentage equal to the applicable Exchange Ratio for such Reference Asset, plus the applicable Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by a percentage equal to the price decline percentage of the Reference Asset having the greatest price decline percentage. It is our intent to physically deliver the appropriate Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

The following scenarios and graphs, each plotting hypothetical price movements of the Reference Assets, generally illustrate (i) the effect of each Reference Asset’s price movements on principal protection and (ii) how the Cash Settlement Value of the Reverse Convertible Note Securities is determined:

Scenario 1 The prices of the Reference Assets generally increase over the term of the Notes. The applicable Contingent Protection Level is never breached by any Reference Asset.
Outcome

The Reference Assets do not trigger a reduction in the Cash Settlement Value below the principal amount. The share prices generally increased over the term of the Notes and none of the Reference Assets ever breached their applicable Contingent Protection Levels.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Scenario 2

The share prices of two of the Reference Assets generally decline below their Initial Levels. However, none of the Reference Assets ever breach their applicable Contingent Protection Levels.

Outcome

This scenario does not trigger a reduction in the Cash Settlement Value below the principal amount. The share prices of two of the Reference Assets decreased over the term of the Notes and at the Calculation Date each were below their applicable Initial Levels, but none of the Reference Assets ever breached their applicable Contingent Protection Levels.

Scenario 3

The share price of one of the Reference Assets declines below its Initial Level. One of the Reference Assets breaches its Contingent Protection Level, even though ultimately its final share price is above its Initial Level.

Outcome

A Contingent Protection Level was breached and a final share price of one Reference Asset at the Calculation Date is below its applicable Initial Level, so there is no principal protection. The Cash Settlement Value will be reduced to reflect the greatest price decline percentage among the Reference Assets.

Scenario 4

The price of one Reference Asset declines below its applicable Contingent Protection Level, but ultimately the final share prices of all three Reference Assets are above their applicable Initial Levels.

Outcome

This scenario does not trigger a reduction in the Cash Settlement Value below the principal amount. Even though the share price of one Reference Asset decreased below its Contingent Protection Level during the term of the Notes, by the Calculation Date the underlying share prices of all three Reference Assets were above their Initial Levels.

REFERENCE ASSET INFORMATION

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-25 in the Prospectus Supplement. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by the company issuing the Reference Asset can be located by reference to the SEC file number provided below.

The summary information below regarding the companies issuing the stock comprising the Reference Assets comes from such issuers’ SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the Reference Assets with the SEC. Investors are urged to refer to the SEC filings made by each of the issuers and to other publicly available information (such as each such issuer’s annual report) to obtain an understanding of such issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any of the issuers or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any of the issuers.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Merrill Lynch & Co., Inc. (“MER”)

Merrill Lynch & Co., Inc. (“Merrill”) common stock, par value $1.33 1/3 per share, trades on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “MER.” Through its subsidiaries, Merrill is a wealth management, capital markets and advisory company and investment bank with offices worldwide, acting as a trader and underwriter of securities and derivatives across a broad range of asset classes, and as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill’s SEC file number is 001-07182.

Lehman Brothers Holdings Inc. (“LEH”)

Lehman Brothers Holdings Inc. (“Lehman”) common stock, par value $0.10 per share, trades on the NYSE under the symbol “LEH.” Lehman is a global finance company, serving the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. Lehman provides equity and fixed income sales, trading and research, investment banking services and investment management and advisory services. Lehman’s SEC file number is 001-09466.

The Goldman Sachs Group, Inc. (“GS”)

The Goldman Sachs Group, Inc. (“Goldman”) common stock, par value $0.01 per share, trades on the NYSE under the symbol “GS.” Goldman is a global investment banking, securities and investment management firm that provides services worldwide to a client base that includes corporations, financial institutions, governments and high-net-worth individuals. Goldman’s SEC file number is 001-14965.

ILLUSTRATIVE EXAMPLES & HISTORICAL TABLES

The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the Reference Assets or of the movements that are likely to occur with respect to the Reference Assets. You should not construe these examples or the data included in the tables set forth below as an indication of the expected performance of any of the Notes. Some amounts are rounded and actual returns may be different.

Assumptions:
•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Contingent Protection Percentage: 80%
•	Coupon: 17.0% per annum, paid as a single cash payment of 8.5% of par at maturity.
•	Maturity: Six months.
•	The following table depicts the assumptions for each Reference Asset regarding its Initial Level, Contingent Protection Level, Exchange Ratio, and Fractional Shares.

Reference Asset	Initial Level	Contingent Protection Level	Exchange Ratio	Fractional Shares
MER	$82.50	$66.00 ($82.50 x 80%)	12 ($1,000 / $82.50)	0.121
LEH	$71.00	$56.80 ($71.00 x 80%)	14 ($1,000 / $71.00)	0.085
GS	$220.00	$176.00 ($220.00 x 80%)	4 ($1,000 / $220.00)	0.545

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Example 1

Reference Asset	Final Level	Percentage Change in the Price of the Reference Asset	Contingent Protection Level Breached During Term of Notes?	Payment at Maturity
MER	$88.28	+7.00%	No	Note pays $85.00 interest and $1,000 in principal, in cash.
LEH	$86.62	+22.00%	No
GS	$272.80	+24.00%	No

On the Calculation Date, the Final Level of each Reference Asset is greater than its applicable Initial Level, and none of the Reference Assets ever fell below its applicable Contingent Protection Level during the term of the Notes, resulting in a payment at maturity of $1,000, plus one interest payment of $85.00, for payments totaling $1,085.00. You would have earned a 8.5% return with an investment in the Notes.

Example 2

Reference Asset	Final Level	Percentage Change in the Price of the Reference Asset	Contingent Protection Level Breached During Term of Notes?	Payment at Maturity
MER	$70.13	-15.00%	No	Note pays $85.00 interest and $1,000 in principal, in cash.
LEH	$69.58	-2.00%	No
GS	$231.00	+5.00%	No

On the Calculation Date, the Final Levels of two of the Reference Assets are below the applicable Initial Levels of such Reference Assets, but none of the Reference Assets ever fell below its applicable Contingent Protection Level during the term of the Notes. As discussed in example 1 above, an investor would receive total payments of $1,085.00 at maturity. You would have earned a 8.5% return with an investment in the Notes.

Example 3

Reference Asset	Final Level	Percentage Change in the Price of the Reference Asset	Contingent Protection Level Breached During Term of Notes?	Payment at Maturity
MER	$74.25	-10.00%	No	Note pays $85.00 interest, and at our election, investor receives physical delivery of 12 shares of MER plus a fractional share cash amount of $8.98.
LEH	$83.43	+17.50%	No
GS	$231.00	+5.00%	Yes

On the Calculation Date, the Final Level of one of the Reference Assets is below its applicable Initial Level, and during the term of the Notes, one of the Reference Assets fell below its applicable Contingent Protection Level. An investor would receive at maturity an interest payment in the amount of $85.00, and, at our election, physical delivery of a number of shares equal to the Exchange Ratio of the Reference Asset with the greatest price decline percentage, plus the fractional share cash amount equal to the Final Level of such Reference Asset multiplied by the applicable Fractional Shares number. An investor would receive one interest payment of $85.00, and at our election, 12 shares of MER plus the applicable fractional share cash amount of $8.98. You would have incurred a 1.5% loss with an investment in the Notes.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Example 4

Reference Asset	Final Level	Percentage Change in the Price of the Reference Asset	Contingent Protection Level Breached During Term of Notes?	Payment at Maturity
MER	$97.35	+18.00%	No	Note pays $85.00 interest and $1,000 in principal, in cash.
LEH	$71.71	+1.00%	No
GS	$224.40	+2.00%	Yes

On the Calculation Date, the Final Level of each Reference Asset is greater than the applicable Initial Level of each Reference Asset, even though one of the Reference Assets breached its applicable Contingent Protection Level during the term of the Notes. As discussed in example 1 above, an investor would receive total payments of $1,085.00 at maturity. You would have earned a 8.5% return with an investment in the Notes.

Each of the following tables sets forth on a per share basis the high and low closing prices, as well as end-of-quarter closing prices, for the applicable Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Merrill Lynch & Co., Inc.
Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	54.65	38.49	52.12	September 30, 2004	54.32	47.35	49.72
March 29, 2002	59.32	44.15	55.38	December 31, 2004	61.16	50.01	59.77
June 28, 2002	55.20	36.50	40.50	March 31, 2005	61.99	56.01	56.60
September 30, 2002	40.71	30.97	32.95	June 30, 2005	57.50	52.00	55.01
December 31, 2002	44.91	28.21	37.95	September 30, 2005	61.67	54.36	61.35
March 31, 2003	43.75	30.75	35.40	December 30, 2005	69.34	58.64	67.73
June 30, 2003	49.20	35.30	46.68	March 31, 2006	79.32	67.04	78.76
September 30, 2003	57.50	45.83	53.53	June 30, 2006	81.25	64.58	69.56
December 31, 2003	60.47	53.85	58.65	September 29, 2006	79.40	66.69	78.22
March 31, 2004	64.89	56.97	59.56	December 29, 2006	93.93	77.90	93.10
June 30, 2004	60.74	51.35	53.98	July 2, 2007 to July 11, 2007	86.62	81.32	83.33

Lehman Brothers Holdings Inc.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	36.10	27.75	33.40	September 30, 2004	40.42	33.63	39.86
March 29, 2002	34.95	26.80	32.32	December 31, 2004	44.73	38.21	43.74
June 28, 2002	33.67	28.01	31.26	March 31, 2005	48.47	42.71	47.08
September 30, 2002	31.85	23.50	24.53	June 30, 2005	49.96	42.96	49.64
December 31, 2002	32.07	21.24	26.65	September 30, 2005	58.97	48.76	58.24
March 31, 2003	30.38	25.08	28.88	December 30, 2005	66.58	51.86	64.09
June 30, 2003	38.13	28.86	33.24	March 31, 2006	74.79	62.91	72.27
September 30, 2003	35.93	30.01	34.54	June 30, 2006	78.85	58.37	65.15
December 31, 2003	38.85	33.90	38.61	September 29, 2006	74.67	59.25	73.86
March 31, 2004	44.86	38.47	41.44	December 29, 2006	78.89	71.08	78.12
June 30, 2004	42.20	34.75	37.63	July 2, 2007 to July 11, 2007	76.99	70.05	70.95

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The Goldman Sachs Group, Inc.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	95.17	71.00	92.75	September 30, 2004	94.96	83.29	93.24
March 29, 2002	97.25	77.52	90.25	December 31, 2004	110.88	90.74	104.04
June 28, 2002	89.45	69.03	73.35	March 31, 2005	113.93	101.79	109.99
September 30, 2002	81.97	64.49	66.03	June 30, 2005	114.25	94.75	102.02
December 31, 2002	81.00	58.57	68.10	September 30, 2005	121.70	102.02	121.58
March 31, 2003	75.75	61.02	68.08	December 30, 2005	134.99	110.23	127.71
June 30, 2003	91.98	68.06	83.75	March 31, 2006	159.63	124.23	156.96
September 30, 2003	93.74	82.36	83.90	June 30, 2006	169.31	136.79	150.43
December 31, 2003	100.78	83.90	98.73	September 29, 2006	171.15	138.97	169.17
March 31, 2004	109.29	96.15	104.35	December 29, 2006	206.70	168.51	199.35
June 30, 2004	107.50	87.68	94.16	July 2, 2007 to July 11, 2007	225.77	214.65	217.95

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the section entitled “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith but is subject to the limitations and qualifications set forth therein. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion, when read together with the section entitled, “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement, summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, the Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the Reference Assets to you at maturity for an amount equal to the principal amount of the Note, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the principal amount of the Note and the value of the Reference Assets otherwise deliverable under the Put Option), and a deposit with us of cash (the “Deposit”) in an amount equal to the “issue price” (as described in the prospectus supplement) of your Notes to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach and pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. The description below of the Reference Asset includes a chart that indicates the portion of each interest payment that represents the yield on the Deposit and the Put Premium, assuming that the issue price of the Notes is par. You may contact Bill Bamber at (212) 272-6635 for the issue price of the Notes.

We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations —Tax Treatment of the Deposit on Notes with a Term of One Year or Less” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above. For example, the Notes could be treated as short-term obligations rather than a Put Option and a Deposit.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Reference Asset	Term to Maturity	Coupon Rate, per annum	Yield on the Deposit, per Annum	Put Premium, per Annum
Merrill Lynch & Co., Inc. Lehman Brothers Holdings Inc. The Goldman Sachs Group, Inc.	6-month	[16.0-18.0]%	[●]%	[●]%

BEAR, STEARNS & CO. INC.